Exhibit23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88680) and Form S-8 (Nos. 333-11729, 333-11731, 333-99503, 333-99513, 333-115992, and 333-113804) of The Manitowoc Company, Inc. of our report dated February 5, 2004, except for Note 4, as to which the date is December 2, 2004 relating to the financial statements and to the financial statement schedule, which appear in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

December 2, 2004